DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ





                                              July 27, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden Government Securities Trust
                  File No. 811-3264


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended May 31, 2004. The enclosed is being filed electronically via the EDGAR System.


                                                 Yours truly,


                                       /s/ Jonathan D. Shain
                                           Jonathan D. Shain
                                                   Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 27th day of July, 2004.



Dryden Government Securities Trust



By: /s/ Jonathan D. Shain   Witness:     /s/ Grace C. Torres
Jonathan D. Shain	                     Grace C. Torres
                                                   Secretary